Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Revenue Grew 12.3%, Net Income Grew 21.4% and Diluted EPS was $0.73, up 18.6%

CHANHASSEN, Minn. (July 19, 2012) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the second quarter ended June 30, 2012.

Second quarter 2012 revenue grew 12.3% to $288.3 million from $256.7 million during the same period last year. Total revenue for the first six months of 2012 grew 11.9% to $556.8 million from $497.3 million during the same period last year.

Net income for the quarter was $30.3 million, or $0.73 per diluted share, compared to net income of $24.9 million, or $0.61 per diluted share, for 2Q 2011. Net income for the first six months of 2012 was $56.0 million, or $1.34 per diluted share, compared to net income of $45.8 million, or $1.12 per diluted share, for the prior-year period.

“I am pleased with our second quarter operating results, which included strong top-line and in-center revenue expansion, and net income growth,” said Bahram Akradi, chairman, president and chief executive officer. “Our results also reflect the ongoing progress we’ve made in driving our member experience and connectivity objectives. Our focus remains on growing our Healthy Way of Life Company and brand by providing our members and customers with programs and services – both inside and outside of our centers – that help them achieve their goals. Our business model is strong and the investments we are making further position Life Time for long-term growth and success.”

During the quarter, Life Time opened new centers in Tulsa and Atlanta, marking its first and sixth locations in Oklahoma and Georgia, respectively. The Company also continued the integration, remodeling and rebranding activities associated with the acquired Lifestyle Family Fitness facilities in Indiana, Ohio and North Carolina. Life Time now operates 105 centers in the United States and Canada.

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Life Time Fitness Second Quarter 2012 Results – Page 2

Three and Six Months Ended June 30, 2012, Financial Highlights:

Total revenue for the second quarter grew 12.3% to $288.3 million from $256.7 million in 2Q 2011. Total revenue for the first six months of 2012 grew 11.9% to $556.8 million from $497.3 million during the same period last year.

(Period-over-period growth)	2Q 2012 vs. 2Q 2011 (in millions except revenue per membership data)
• Membership dues	$184.9 vs. $167.0 (up 10.7%)
• In-center revenue	$90.1 vs. $80.3 (up 12.2%)
• Other revenue	$9.4 vs. $4.7 (up 99.4%)
• Average center revenue per membership (up 5.4% to $410 excluding the Lifestyle Family Fitness transaction)	$400 vs. $389 (up 3.0%)
• Average in-center revenue per membership (up 7.4% to $133 excluding the Lifestyle Family Fitness transaction)	$129 vs. $124 (up 4.4%)
• Same-center revenue (open 13 months or longer)	Up 4.2%
• Same-center revenue (open 37 months or longer)	Up 3.6%

(Period-over-period growth)	YTD 2012 vs. YTD 2011 (in millions except revenue per membership data)
• Membership dues	$360.4 vs. $325.0 (up 10.9%)
• In-center revenue	$174.7 vs. $154.0 (up 13.5%)
• Other revenue	$13.8 vs. $8.4 (up 63.2%)
• Average center revenue per membership (up 4.5% to $802 excluding the Lifestyle Family Fitness transaction)	$786 vs. $768 (up 2.4%)
• Average in-center revenue per membership (up 7.2% to $259 excluding the Lifestyle Family Fitness transaction)	$253 vs. $242 (up 4.6%)
• Same-center revenue (open 13 months or longer)	Up 4.8%
• Same-center revenue (open 37 months or longer)	Up 4.3%

Memberships grew 6.7% to 708,585 at June 30, 2012, from 664,307 at June 30, 2011.

•	Excluding memberships acquired in connection with the Lifestyle Family Fitness transaction, memberships grew 2.8%.

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Life Time Fitness Second Quarter 2012 Results – Page 3

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Attrition in 2Q 2012 was 8.6% compared to 8.1% in the prior-year period. Excluding the Lifestyle Family Fitness transaction, 2Q 2012 attrition was 8.2%. The increase in attrition was driven primarily by the impact of this transaction and pricing actions taken in late 2011/early 2012.

•

Attrition for the trailing 12-month period ended June 30, 2012, was 36.0% compared to trailing 12-month attrition of 35.8% at June 30, 2011. Excluding the impact of the Lifestyle Family Fitness transaction, trailing 12-month attrition was 35.5%.

Total operating expenses during 2Q 2012 were $231.7 million compared to $210.4 million for 2Q 2011. Total operating expenses for the first six months of 2012 were $451.8 million compared to $410.8 million in 2011.

•	Income from operations margin was 19.6% for 2Q 2012 compared to 18.0% in the prior-year period.

•	Income from operations margin for the first six months of 2012 was 18.8% compared to 17.4% in the prior year period.

(Expense as a percent of total revenue)	2Q 2012 vs. 2Q 2011	YTD 2012 vs. YTD 2011
• Center operations	57.8% vs. 61.0%	58.8% vs. 61.6%
• Advertising and marketing	3.4% vs. 3.5%	3.6% vs. 3.5%
• General and administrative	4.8% vs. 4.7%	4.9% vs. 5.0%
• Other operating	4.4% vs. 3.1%	3.8% vs. 2.8%
• Depreciation and amortization	10.0% vs. 9.7%	10.1% vs. 9.7%

Net income for 2Q 2012 was $30.3 million, or $0.73 per diluted share, compared to net income of $24.9 million, or $0.61 per diluted share, for 2Q 2011. Net income for the first six months of 2012 was $56.0 million, or $1.34 per diluted share, compared to net income of $45.8 million, or $1.12 per diluted share, for the prior-year period.

EBITDA for 2Q 2012 was $85.8 million compared with $71.2 million in 2Q 2011. For the first six months of 2012, EBITDA was $161.5 million compared with $135.4 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 2Q 2012 was 29.7% compared to 27.8% in 2Q 2011.

•	For the first six months of 2012, EBITDA, as a percentage of total revenue, was 29.0% compared to 27.2% in the prior-year period.

Cash flows from operating activities for the first six months of 2012 totaled $142.2 million compared with $118.5 million in the prior-year period.

Weighted average fully diluted shares for 2Q 2012 totaled 41.8 million compared to 40.8 million in 2Q 2011. For the first six months of 2012, weighted average fully diluted shares totaled 41.8 million compared to 40.8 million for the prior-year period.

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Life Time Fitness Second Quarter 2012 Results – Page 4

Updated 2012 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2012 and incorporate year to date 2012 operating trends. These 2012 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•

Revenue is expected to be up 11-12%, or $1.122-1.137 billion (up from 10-12%, or $1.110-1.135 billion), driven primarily by price and mix optimization, square foot expansion, and growth in in-center and ancillary business revenue.

•

Net income is expected to be up 22-25%, or $113.0-116.0 million (up from 21-25%, or $112.0-115.5 million), driven by revenue growth and cost efficiencies. The Company included $1.6 million (after tax) of anticipated performance share-based compensation expense in this net income guidance.

•	Diluted earnings per common share is expected to be $2.70-2.76 (up from $2.65-2.73), which includes $0.04 impact of anticipated performance share-based compensation expense.

As announced on July 12, 2012, the Company will hold a conference call today at 10:00 a.m. ET to discuss its second quarter 2012 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 1:00 p.m. ET.

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Life Time Fitness Second Quarter 2012 Results – Page 5

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest – or discovering new passions – both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of July 19, 2012, the Company operated 105 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC(SM) brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings and repurchases. The Company’s expectations for fiscal year 2012 exclude any additional unusual items that might occur during the fiscal year, such as litigation matters or the potential recognition of compensation expense associated with the May 2012 grant of long-term performance-based restricted stock to the Company’s senior management team. While the Company has determined that achieving the 2012 diluted earnings per common share performance criteria required for vesting the remaining stock related to the June 2009 performance share-based restricted stock grant is probable and anticipates recognizing additional performance share-based compensation expense in 2012, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.

The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

Life Time Fitness Second Quarter 2012 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,499	$7,487
Accounts receivable, net	8,111	6,156
Center operating supplies and inventories	25,999	21,600
Prepaid expenses and other current assets	25,033	22,905
Deferred membership origination costs	12,226	12,525
Deferred income taxes	5,764	9,850
Income tax receivable	—	5,022

Total current assets	92,632	85,545
PROPERTY AND EQUIPMENT, net	1,786,183	1,740,434
RESTRICTED CASH	1,538	1,088
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,809	8,131
GOODWILL	34,272	25,550
OTHER ASSETS	71,012	55,080

TOTAL ASSETS	$1,994,446	$1,915,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$7,866	$6,849
Accounts payable	18,829	22,035
Construction accounts payable	16,666	21,892
Accrued expenses	74,257	56,284
Deferred revenue	42,936	33,898

Total current liabilities	160,554	140,958
LONG-TERM DEBT, net of current portion	667,408	679,449
DEFERRED RENT LIABILITY	21,077	19,370
DEFERRED INCOME TAXES	94,465	100,582
DEFERRED REVENUE	8,859	8,203
OTHER LIABILITIES	12,964	9,793

Total liabilities	965,327	958,355

SHAREHOLDERS’ EQUITY:
Common stock	870	849
Additional paid-in capital	458,911	441,813
Retained earnings	573,368	517,404
Accumulated other comprehensive loss	(4,030)	(2,593)

Total equity	1,029,119	957,473

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,994,446	$1,915,828

Life Time Fitness Second Quarter 2012 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUE:
Membership dues	$184,895	$167,013	$360,365	$325,026
Enrollment fees	3,929	4,686	7,883	9,887
In-center revenue	90,118	80,299	174,734	153,988

Total center revenue	278,942	251,998	542,982	488,901
Other revenue	9,362	4,696	13,769	8,438

Total revenue	288,304	256,694	556,751	497,339

OPERATING EXPENSES:
Center operations	166,554	156,654	327,269	306,206
Advertising and marketing	9,689	8,997	20,045	17,560
General and administrative	13,856	12,112	27,559	24,763
Other operating	12,761	8,013	21,152	14,005
Depreciation and amortization	28,861	24,663	55,821	48,287

Total operating expenses	231,721	210,439	451,846	410,821

Income from operations	56,583	46,255	104,905	86,518

OTHER INCOME (EXPENSE):
Interest expense, net	(6,545)	(4,697)	(12,822)	(10,201)
Equity in earnings of affiliate	395	326	768	627

Total other income (expense)	(6,150)	(4,371)	(12,054)	(9,574)

INCOME BEFORE INCOME TAXES	50,433	41,884	92,851	76,944
PROVISION FOR INCOME TAXES	20,141	16,937	36,887	31,161

NET INCOME	$30,292	$24,947	$55,964	$45,783

BASIC EARNINGS PER COMMON SHARE	$0.73	$0.62	$1.35	$1.14

DILUTED EARNINGS PER COMMON SHARE	$0.73	$0.61	$1.34	$1.12

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	41,462	40,381	41,313	40,259

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	41,750	40,771	41,771	40,763

Life Time Fitness Second Quarter 2012 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,964	$45,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,821	48,287
Deferred income taxes	(1,073)	(896)
Loss on disposal of property and equipment, net	579	390
Amortization of deferred financing costs	1,006	1,297
Share-based compensation	7,312	6,408
Excess tax benefit related to share-based payment arrangements	(8,365)	(2,765)
Changes in operating assets and liabilities	31,450	20,563
Other	(504)	(556)

Net cash provided by operating activities	142,190	118,511

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(106,102)	(83,023)
Acquisitions, net of cash acquired	(26,415)	(7,181)
Proceeds from sale of property and equipment	362	453
Proceeds from property insurance settlement	790	—
Increase in other assets	(250)	(111)
Decrease in restricted cash	651	2,011

Net cash used in investing activities	(130,964)	(87,851)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(3,521)	(73,604)
(Repayments of) proceeds from revolving credit facility, net	(10,000)	41,600
Increase in deferred financing costs	(256)	(4,342)
Excess tax benefit related to share-based payment arrangements	8,365	2,765
Proceeds from stock option exercises	1,982	1,045
Proceeds from employee stock purchase plan	590	517
Stock purchased for employee stock purchase plan	(649)	(547)

Net cash used in financing activities	(3,489)	(32,566)

Effect of exchange rates on cash and cash equivalents	275	—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,012	(1,906)
CASH AND CASH EQUIVALENTS—Beginning of period	7,487	12,227

CASH AND CASH EQUIVALENTS—End of period	$15,499	$10,321

Life Time Fitness Second Quarter 2012 Results – Page 9

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$30,292	$24,947	$55,964	$45,783
Interest expense, net	6,545	4,697	12,822	10,201
Provision for income taxes	20,141	16,937	36,887	31,161
Depreciation and amortization	28,861	24,663	55,821	48,287

EBITDA	$85,839	$71,244	$161,494	$135,432

Life Time Fitness Second Quarter 2012 Results – Page 10

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$68,287	$58,388	$142,190	$118,511
Less: Purchases of property and equipment	(67,625)	(44,660)	(106,102)	(83,023)

Free cash flow	$662	$13,728	$36,088	$35,488

Non-GAAP Average Center Revenue Per Membership. Non-GAAP average center revenue per membership is a non-GAAP financial measure consisting of average center revenue per membership excluding the impact of the Lifestyle Family Fitness transaction, which may provide a better metric for comparing operating results. The following table provides a reconciliation of average center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average center revenue per membership.

RECONCILIATION OF AVERAGE CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		Growth	June 30,		Growth
	2012	2011	Rate	2012	2011	Rate
Average center revenue per membership	$400	$389	3.0%	$786	$768	2.4%
Excluding the impact of Lifestyle Family Fitness transaction	10	—	—	16	—	—

Non-GAAP average center revenue per membership	$410	$389	5.4%	$802	$768	4.5%

Life Time Fitness Second Quarter 2012 Results – Page 11

Non-GAAP Average In-Center Revenue Per Membership. Non-GAAP average in-center revenue per membership is a non-GAAP financial measure consisting of average in-center revenue per membership excluding the impact of the Lifestyle Family Fitness transaction, which may provide a better metric for comparing operating results. The following table provides a reconciliation of average in-center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average in-center revenue per membership.

RECONCILIATION OF AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		Growth	June 30,		Growth
	2012	2011	Rate	2012	2011	Rate
Average in-center revenue per membership	$129	$124	4.4%	$253	$242	4.6%
Excluding the impact of Lifestyle Family Fitness transaction	4	—		6	—	—

Non-GAAP average in-center revenue per membership	$133	$124	7.4%	$259	$242	7.2%